Quest Diagnostics Incorporated

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

all outstanding unregistered 5.125% senior notes due 2010
($400,000,000 aggregate principal amount)

for

5.125% senior notes due 2010
that have been registered under the Securities Act of 1933

and

all outstanding unregistered 5.45% senior notes due 2015
($500,000,000 aggregate principal amount)

for

5.45% senior notes due 2015
that have been registered under the Securities Act of 1933

Fully and unconditionally guaranteed as to payment of principal and interest by the Subsidiary Guarantors

To Registered Holder:

      The undersigned hereby acknowledges receipt of the Prospectus dated             , 2006 (the “Prospectus”) of Quest Diagnostics Incorporated and the related Letter of Transmittal, that together constitute the offer of Quest Diagnostics Incorporated (the “Exchange Offer”) to exchange $400,000,000 aggregate principal amount of unregistered 5.125% senior notes due 2010 for 5.125% senior notes due 2010 which are registered under the Securities Act of 1933 and $500,000,000 unregistered 5.45% senior notes due 2015 for 5.45% senior notes due 2015 which have been registered under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the unregistered senior securities held by you for the account of the undersigned.

      The aggregate face amount of the unregistered senior securities held by you for the account of the undersigned is (fill in amount):

☐	$ of 5.125% senior notes due 2010.
☐	$ of 5.45% senior notes due 2015.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following unregistered senior securities held by you for the account of the undersigned (insert principal amount of unregistered senior securities to be tendered (if any)):
$ of 5.125% senior notes due 2010.
$ of 5.45% senior notes due 2015.
☐	NOT to TENDER any unregistered senior securities held by you for the account of the undersigned.

      If the undersigned instructs you to tender unregistered senior securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the exchange senior securities acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange senior securities, whether or not the person is the undersigned;

•	neither the undersigned nor any other recipient of the exchange senior securities (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered senior securities or exchange senior securities;

•	neither the undersigned nor any other recipient is an “affiliate” of Quest Diagnostics Incorporated as defined in Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Quest Diagnostics Incorporated or any “affiliate” of Quest Diagnostics Incorporated as defined in Rule 405 promulgated under the Securities Act to distribute the exchange senior securities;

•	if the undersigned is a broker-dealer, the undersigned further represents and warrants that if the undersigned broker-dealer will receive exchange senior securities for its own account in exchange for unregistered senior securities that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange senior securities received in the Exchange Offer; and

•	the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

      By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange senior securities, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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